KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE – SUITE 1003 – NEW YORK, NY 10038 – TEL (212) 406-7CPA (7272) – FAX (212) 513-1930

June 25, 2008

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549

Re:	Benda Pharmaceutical Inc. Comission File Number: 000-16397

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Benda Pharmaceutical Inc. in Item 4.02 of its Form 8-K dated June 25, 2008 and captioned “Non-Reliance on Previously Issued Financial Statements.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Kempisty & Company, CPA’s, P.C.